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                                                                 Exhibit 99

               INDUSTRIES INTERNATIONAL, INCORPORATED'S SUBSIDIARY REPORTS FINANCIAL RESULTS FOR THE 2002 FISCAL YEAR

Shenzhen, China -April 24, 2003--Industries International, Incorporated (OTC BB:
INDI) today announced that its wholly-owned subsidiary, Broad Faith Limited, reported audited net income after tax and minority interest of US $2.48 million on operating revenue of US $35.85 million for the fiscal year ended December 31, 2002. INDI acquired all of the outstanding shares of Broad Faith Limited in a share exchange transaction on February 10, 2003, thereby becoming one of the leading manufacturers of communications terminal products in China.

"Broad Faith's net income of US $2.48 million for fiscal 2002 represents a 16% increase from that of US $2.13 million for fiscal 2001, while total operating revenue for fiscal 2002 was up 7% to US $35.85 million from US $33.51 million for fiscal 2001. Broad Faith has experienced very steady growth in the past and we expect such growth to continue." Mr. Weijiang Yu, President of INDI, said.

                                   ABOUT INDI
INDI, through its wholly-owned subsidiary, Broad Faith Limited, is engaged in the development, production and distribution throughout China of communications terminal products, mainly corded and cordless telephones which are sold under the trademark, Wondial(TM).

SAFE HARBOR STATEMENT -This press release contains forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or if they prove incorrect, could cause INDI's results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in INDI's reports filed with the Securities and Exchange Commission. INDI assumes no obligations and does not intend to update these forward-looking statements.

Source:         Industries International, Incorporated

Contact:        Mr. Sonny Hung
                Stanford Capital International Limited
                Tel :  (852) 2598 0281
                Email:  sonny@stock-update.com

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